UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2005, SUPERVALU INC. (the “Company”) entered into a $750 million Credit Agreement (the “Credit Agreement”) with a consortium of financial institutions (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A., as Syndication Agent. The Credit Agreement creates an unsecured revolving credit facility that the Company can draw upon for general corporate purposes. The Credit Agreement expires on February 28, 2010. Borrowings thereunder bear interest at rates tied to LIBOR plus 0.275 to 0.675 percent, based on the Company’s long-term debt ratings in effect from time to time. The Credit Agreement replaced the Company’s $650 million unsecured credit facility to which JPMorgan Chase Bank, N.A., Bank of America, N.A. and certain other Lenders that are parties to the Credit Agreement were also parties.

The Credit Agreement, which is filed as Exhibit 4.11 to this Form 8-K, contains operating and financial covenants. Specifically, the Company must maintain a leverage ratio (defined as the ratio of Consolidated Debt to Consolidated EBITDA for the period of the four most recent consecutive fiscal quarters) no greater than 3.0 to 1.0, and an interest coverage ratio (defined as the ratio of Consolidated EBITDA plus Consolidated Rent Expense to Consolidated Interest Expense plus Consolidated Rent Expense for any period of four consecutive fiscal quarters) not less than 3.2 to 1.0. The Credit Agreement also imposes certain limitations on the Company with respect to the incurrence of additional liens or subsidiary indebtedness, as well as limitations on certain mergers, dispositions of assets and sale-leaseback transactions. However, the Credit Agreement does not include provisions for the termination of the agreement or the acceleration of repayment of amounts outstanding thereunder due to changes in the Company’s debt ratings.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described under Item 1.01 of this Form 8-K, on February 28, 2005, the Company entered into a $750 million unsecured revolving credit facility. No amounts have been borrowed under this facility.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

4.11	Credit Agreement, dated as of February 28, 2005, among the Company, the Lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A., as Syndication Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)

Date: March 4, 2005

	By:	/s/ John P. Breedlove
John P. Breedlove
Associate General Counsel, Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit
4.11	Credit Agreement, dated as of February 28, 2005, among the Company, the Lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A., as Syndication Agent.